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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made this 16th day of April 2001 between CALIFORNIA CENTER BANK (the "BANK"), a California banking corporation having a principal place of business at 2222 West Olympic Boulevard, Los Angeles, California 90006, and Seon Hong Kim ("Executive") whose residence address is 23011 Hatteras Street, Woodland Hills, California 91367.

                               W I T N E S S E T H

     WHEREAS, the Bank is a California banking corporation duly organized, validly exiting, and in good standing under the laws of the State of California, with power to own property and carry on its business as it is now being conducted;

     WHEREAS, the Bank desires to avail itself of the skill, knowledge and experience of Executive in order to insure the successful management of its business; and

     WHEREAS, the parties hereto desire to specify the terms of Executive's employment with the Bank;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is agreed that from and after September 1, 2001 (the "Effective Date"), the following terms and conditions shall apply to Executive's said employment:

     A.   TERM OF EMPLOYMENT

     1. Term. The Bank hereby employs Executive and Executive hereby accepts
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employment with the Bank for the initial period of three (3) years (the "Term")
commencing with the Effective Date, subject to earlier termination as hereinafter provided. The Term may be extended for an additional term of three
(3) years by mutual agreement prior to the end of the initial Term. Where used herein, "Term" shall refer to the entire period of employment of Executive by the Bank hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.

     2. Destination. Executive shall serve as the President and Chief Executive
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Officer of the Bank, and as a director of the Bank.

     B.   DUTIES OF EXECUTIVE

     1. Duties. Executive shall perform the duties of President and Chief
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Executive Officer of the Bank, subject to the powers by law vested in the Board of Directors of the Bank and in the Bank's shareholders. During the Term, Executive shall perform exclusively the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive's ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and the Bank's Articles of Incorporation, Bylaws and internal written polices.

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     2. Conflicts of interest. Except as permitted by the prior written consent
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of the Board of Directors of the Bank, Executive shall devote Executive's entire productive time and Executive shall not directly of indirectly render any services of business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise which are in conflict with the Bank's interests.

     C.   COMPENSATION

     1. Salary. For Executive's services hereunder, the Bank shall pay or cause
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to be paid an annual base salary to Executive of Two Hundred Forty Thousand
Dollars ($240,000) for the first year of the Term, with annual increases based on the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for all urban consumers of the Los Angeles metropolitan area, but in no event to exceed seven percent (7%) per year. Said salary shall be payable in equal installments in conformity with the Bank's normal payroll period.

     2. Incentive Bonuses. Executive shall receive an incentive annual bonus
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equal to three percent (3%) of the amount of the Bank's pre-tax earnings for that year which exceed the Bank's pre-tax earnings for previous year; provided, however, that in no event shall such bonus be less than $40,000 nor more than the amount of Executive's annual base salary. For the remaining eight months of the Term (or for the year 2004, if the Term is extended), Executive shall receive an incentive bonus equal to three percent (3%) of the amount of the Bank's pre-tax earnings for 2004 which exceed the Bank's pre-tax earnings for 2003 (or two thirds of such amount, if the Term ends on August 31, 2004); provided, however, that in no event shall such bonus be less than $40,000 (or $26,667 if the Term ends on August 31, 2004) nor more than the amount of Executive's annual base salary. For purposes of this section, "pre-tax earnings" shall be defined to mean net earnings of the Bank before taxes (calculated in accordance with generally accepted accounting principles ("GAAP"), after all expenses and revenues have been paid, including but not limited to provisions or allocations for possible loan losses, and shall exclude gains and losses on the sale of securities and any other extraordinary income or losses).

     D.   EXECUTIVE BENEFITS

     1. Vacation. Executive shall be entitled to a three (3) week vacation each
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year during the Term: provided, however, that during each year of the term,
Executive is required to and shall take at least two (2) weeks of said vacation, which must be taken consecutively.

     2. Automobile. During the Term hereunder, Executive shall be entitled to
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the unlimited use of a suitable full-size automobile, the make of which shall be determined by mutual agreement. In addition, the Bank shall pay all operating expenses in regard to Executive's automobile, provided Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations of such payments as deductible business expenses of the Bank. The Bank shall also procure and maintain in force an automobile insurance policy on such automobile, sufficient in amount and in coverage. The coverage shall include, without limitation, $500,000 coverage for bodily injury or death and $100,000 coverage for related property damage.

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     3. Group Medical and Life Insurance Benefits. The Bank shall provide for
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Executive and his dependents, at the Bank's expense, participation in medical, accident and health insurance benefits equivalent to the maximum benefits available from time to time under the California Bankers Association Group insurance program for an employee of Executive's salary level. Executive shall be provided with term life insurance benefits equivalent to the maximum amount currently provided by the carrier.

     4. Incentive Stock Option(s). The Board of Directors agrees to grant to
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Executive, on or before September 1, 2001, a stock option(s) to purchase up to
60,000 shares of the Bank's authorized but unissued Common Stock, at the fair market value of the stock an the date of grant, on such further terms and conditions as shall be contained in a Stock Option Agreement(s) to be entered into by and between the Bank and Executive pursuant to the terms of the Bank's 1996 Stock Option Plan. The Bank agrees that such options will be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum extent allowed by law.

     5. Club Memberships. Executive shall be provided with membership in such
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clubs as may be approved by the Board of Directors. The Bank agrees to pay
Executive's membership dues, as well as all expenses reasonable and necessary in connection with the maintenance and utilization of said membership for business related purposes by Executive throughout the Term.

     E.   REIMBURSEMENT FOR BUSINESS EXPENSES

     Executive shall be entitled to reimbursement by the Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for the Bank during the Term, which types of expenditures shall be determined by the Board of Directors, Provided that:

     (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Bank as a business expense and not as deductible compensation to Executive; and

     (b) Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as deductible compensation to Executive.

     F.   TERMINATION

     1. Termination. The Bank may terminate this Agreement at any time without
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further obligation or liability to Executive, by action of the Board of
Directors, if Executive fails to perform or habitually neglects the duties which he is required to perform hereunder and such fai1ure or neglect materially adversely affects the Bank's operations or financial performance; if Executive engages in illegal activity which materially adversely affects the Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executive's dunes as determined by the Board of Directors in good faith; if Executive engages in the falsification of reports or material, intentional misrepresentation or omission of information supplied to the Bank or to regulatory agencies; or if Executive commits any act which would

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cause termination of coverage under the Bank's Bankers Blanket Bond as to
Executive (as distinguished from termination of coverage as to the Bank as a whole). Such termination shall not prejudice any remedy which the Bank may have at law, in equity, or under this Agreement.

     2. Death or Disability. In the event of Executive's death or if Executive
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is found to be physically or mentally disabled (as hereinafter defined) by the
Board of Directors in good faith, this Agreement shall terminate without any further liability or obligation to Executive. For purposes of this Agreement only, physical or mental disability shall be defined as Executive being unable to fully perform under this Agreement for a continuous period of ninety (90) days. If there should be a dispute between the Bank and Executive as to Executive's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon by the parties or their representative, of if the parties cannot agree within ten (10) days after a request for designation of such party, then by a physician or psychiatrist designated by the Los Angeles County Medical Association. The certification of such physician or psychiatrist as to the question in dispute shall be final and binding upon the parties hereto.

     3. Action by Supervisory Authority. If the Bank is closed or taken over by
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the Department of Financial Institutions or other supervisory authority, including the Federal Reserve Board, such supervisory authority may immediately terminate this Agreement without further liability or obligation to Executive by the Bank.

     4. Merger or Corporate Dissolution. In the event of (i) a merger where
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the Bank is not the surviving corporation, (ii) a consolidation, (iii) a transfer of all or substantially all of the assets of the Bank, or (iv) any other corporate reorganization where there is a change in ownership of at least twenty-five percent (25%) except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, this Agreement shall be terminated without further liability to Executive by the Bank or the surviving bank, in the event of a merger, or the transferee of assets, in the event of a purchase or sale; provided, however, that in such event the Bank shall pay to Executive the amount specified in Paragraph F.5 herein regarding termination without cause.

     5. Termination Without Cause. Notwithstanding anything to the contrary
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contained herein, it is agreed by the parties hereto that the Bank may at any time and for any reason terminate this Agreement and Executive's employment by the Bank by action of the Board of Directors. Such termination shall be effective immediately upon the giving of notice to Executive from the Bank and all benefits provided by the Bank hereunder to Executive shall thereupon cease, except as provided in this Paragraph. Notwithstanding the foregoing, it is agreed that in the event of such termination, Executive shall continue to be paid Executive's Salary at the rate in effect as of the date of termination for the remainder of the Term but not less than 12 months salary, which payments shall be paid to Executive in accordance with the normal methods of payment as specified hereinabove. Such action shall not be construed as a breach of this Agreement, and the payment of the sum above stated shall constitute full and complete performance by the Bank of its obligations hereunder.

     6. Effect of Termination. In the event of the termination of this
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Agreement prior to the completion of the Term specified herein. Executive shall be entitled to the salary earned by Executive prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that
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date; but Executive shall be entitled to no further compensation, except as provided in Paragraph F.4 above for merger or corporate dissolution and in Paragraph F.5 above for termination without cause. Executive further agrees that in the event of any such

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termination, he will resign form the Board of Directors of the Bank of the effective date of the termination of this Agreement.

     G. GENERAL PROVISIONS

     1. Trade Secrets. During the term, Executive will have access to and become
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acquainted with what Executive and the Bank acknowledge are trade secrets, to wit, knowledge or data concerning the Bank, including its operations and business, and the identity of customers of the Bank, including knowledge of their financial condition, their financial needs, as well as their methods of doing business. Executive shall not disclose any of the aforesaid trade, secrets, directly or indirectly, or use them for any solicitation purposes, either during the Term or for a period of six(6) months after termination of this Agreement, except as required in the course of Executive's employment with the Bank.

     2. Indemnification. To the extent permitted by law and applicable
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statutes, the Bank shall indemnify Executive and hold Executive harmless form and against liability or loss arising out of Executive's actual or asserted misfeasance or nonfeasance in the performance or Executive's duties or out of any actual of asserted wrongful act against, or by, the Bank including but not limited to judgements, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. However, the Bank shall have no duty to indemnify Executive with respect to any claim, issue or matter as to which Executive has been adjudged to be liable to the Bank in the performance of his duties, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all of the circumstances of the case, Executive is fairly and reasonably entitled to indemnification for the expenses which such court shall determine. The Bank shall provide Executive, at the Bank's expense, with Directors' and Officers' Liability Insurance to indemnify and insure the Bank and Executive form and against the aforesaid liabilities. The provisions of this Paragraph shall apply to the estate, executor, administrator, heirs, legatees or devisee of Executive.

     3. Return of Documents. Executive expressly agrees that all manuals,
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documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of the Bank, and that Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representative shall promptly deliver possession of all said property to the Bank in good condition.

     4. Notices. All notices, demands or other communications hereunder shall be
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in writing and shall be delivered in person (professional courier acceptable);
or by United Stares mail, certified or registered, postage prepaid, with return receipt requested; or by facsimile transmission; or otherwise actually delivered, to the addresses for the parties appearing at the inception of this Agreement. The persons or addresses to which mailings or deliveries shall be made may change front time to time by notice given pursuant to the provisions of this Paragraph G.4. Any notice, demand or other communication given pursuant to this Agreement shall be deemed to have been given on the date actually delivered, if delivered in person, three days following the date mailed, if delivered by U.S. mail, or upon written confirmation of transmission, if delivered by facsimile.

     5. Governing Law. This Agreement is to be governed by and construed under
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the laws of the State of California.

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     6. Review by Counsel. Executive represents and warrants the to Bank that he
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has had this Agreement reviewed by independent legal counsel of his choice, or if he has not, that he has had the opportunity to do so, and hereby waives any claim, objection or defense on the grounds that this Agreement has not been reviewed by legal counsel of his choice.

     7. Caption and Paragraph Headings. Captions and paragraph headings used
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herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     8. Invalid Provisions. Should any provision of this Agreement for any
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reason be declared invalid, void, or unenforceable by any court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

     9. Entire Agreement. This Agreement contains the entire agreement of the
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parties. It supersedes any and all other agreements either oral or in writing, between the parties hereto with respect to the employment of Executive by the Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Bank and the Executive.

     10. Receipt of Agreement. Each of the parties hereto acknowledges that he
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has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

                                                   CALIFORNIA CENTER BANK


                                                By /s/ Chang Hwi Kim
                                                   -----------------------------
                                                   Chang Hwi Kim
                                                   Chairman of the Board


/s/ Seon Hong Kim
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Seon Hong Kim

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